                                                                     Exhibit 4.7

                                                                  EXECUTION COPY

                         FOURTH SUPPLEMENTAL INDENTURE

     FOURTH SUPPLEMENTAL INDENTURE, dated as of May 30, 1996, among CompUSA Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Issuer"), PCs Compleat, Inc., a corporation duly organized and existing under the laws of the State of Delaware ("PCs Compleat") and CompUSA Holdings II Inc., CompTeam Inc., CompFinance Inc. and CompService Inc. (collectively, with PCs Compleat, the "Guarantors"), and U.S. TRUST COMPANY OF TEXAS, N.A., a national banking association duly organized and existing under the laws of the United States (the "Trustee"), as Trustee under the Indenture hereinafter mentioned.
                                   WITNESSETH

     WHEREAS, the Issuer, CompFinance Inc., CompService Inc., Compudyne Products, Inc. and Compudyne Direct, Inc., heretofore executed and delivered to the Trustee an Indenture dated as of June 17, 1993 (the "Original Indenture"), providing for the issuance of $110,000,000 principal amount of the Issuer's 9 1/2% Senior Subordinated Notes due 2000 (the "Securities");

     WHEREAS, Compudyne Products, Inc. and Compudyne Direct, Inc. have been merged with and into the Issuer and are therefore no longer in existence;

     WHEREAS, the Issuer, CompFinance Inc., CompService Inc. and CompTeam Inc. heretofore executed and delivered to the Trustee a First Supplemental Indenture dated as of December 1, 1995 (the "First Supplemental Indenture"), by which CompTeam Inc. guarantees the obligation of the Issuer to pay the principal and interest on the Securities;

     WHEREAS, the Issuer, CompFinance Inc., CompService Inc., CompTeam Inc. and CompUSA Holdings II Inc. heretofore executed and delivered to the Trustee a Second Supplemental Indenture dated as of February 7, 1996 (the "Second Supplemental Indenture"), by which CompUSA Holdings II Inc. guarantees the obli gation of the Issuer to pay the principal and interest on the Securities;

     WHEREAS, the Issuer, CompFinance Inc., CompService Inc., CompTeam Inc., CompUSA Holdings II Inc. and Snowstorm Merger Corp. heretofore executed and delivered to the Trustee a Third Supplemental Indenture dated as of May 14, 1996 (the "Third Supplemental Indenture"), by which Snowstorm Merger Corp. guaranteed the obligation of the Issuer to pay the principal and interest on the Securities;

     WHEREAS, the Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture
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and the Third Supplemental Indenture is hereinafter referred to as the
"Indenture";

     WHEREAS, Snowstorm Merger Corp. has been merged with and into PCs Compleat and is therefore no longer in existence;

     WHEREAS, PCs Compleat is now a wholly owned subsidiary of the Issuer and wishes to guarantee Issuer's obligations with respect to the repayment of the Securities;

     WHEREAS, Section 9.01 of Indenture, "Amendments --Without Consent of Securityholders", provides that provisions of the Indenture may be amended or supplemented without the consent of the Holders with respect to certain matters therein identified;

     WHEREAS, PCs Compleat desires in and by this Fourth Supplemental Indenture to guarantee the obligation of the Issuer to pay the principal and interest on the Securities;

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Fourth Supplemental Indenture and to make this Fourth Supplemental Indenture valid and binding have been complied with or have been done or performed;

     NOW THEREFORE, in consideration of the above premises, and in order to comply with the terms of the Indenture, the Issuer and the Guarantors covenant with the Trustee as follows:

                                  ARTICLE ONE
                                  DEFINITIONS

     Section 1.01 For all purposes of the Indenture and this Fourth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Fourth Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

          (b) capitalized terms used but not defined herein shall have the meaning assigned to them in the Indenture.

                                  ARTICLE TWO
                            AMENDMENT AND SUPPLEMENT

     Section 2.01 The definition of "Guarantor," which follows the definition of "Guarantee" in Section 1.01 of the Indenture, is hereby deleted and replaced with the following new definition:

          "Guarantor" means each of CompFinance Inc., CompService Inc., CompTeam Inc., CompUSA Holdings II Inc. and PCs Compleat, and any other direct or indirect Subsidiary of the

                                      -2-
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Company that executes a Subsidiary Guarantee after the date hereof, and their respective successors or assigns.

     Section 2.02 PCs Compleat hereby assumes all of the obligations of Snowstorm Merger Corp. under the Securities and the Indenture and agrees to be bound by all of the terms and conditions of the Indenture as a Guarantor and to execute such documents, including without limitation a written Subsidiary Guarantee, as shall be necessary to evidence PCs Compleat's sta tus as a Guarantor.

                                 ARTICLE THREE
                                 MISCELLANEOUS

     Section 3.01. Except as amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and this Fourth Supplemental Indenture, the Indenture remains in full force and effect in accordance with its terms.

     Section 3.02. The Trustee accepts the modification of the Indenture effected by this Fourth Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Issuer. The Trustee makes no representation and shall have no responsibility as to the validity of this Fourth Supplemental Indenture.

     Section 3.03. In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Fourth Supplemental Indenture or the Indenture shall not in any way be affected or impaired thereby.

     Section 3.04. This Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction which governs the Indenture and its construction.

     Section 3.05. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but such counter parts shall together constitute but one and the same instrument.

     Section 3.06. The address for any notice or communication to PCs Compleat is:

          PCs Compleat, Inc.
          c/o CompUSA Inc.
          14951 North Dallas Parkway
          Dallas, TX  75240
          Telecopier No.: (214) 982-4449
          Attention:  Assistant Secretary

                                      -3-
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     IN WITNESS WHEREOF, the Issuer, the Guarantors and the Trustee have caused their names to be signed hereto by their respective officers thereunder duly authorized to be hereunto duly affixed, all as of the day and the year first above written.




                                        CompUSA Inc.

                                        By:  /s/ Mark R. Walker
                                             -----------------------------------
                                             Name:  Mark R. Walker
                                             Title:  S.R.V.P. - General Counsel



                                        CompFinance Inc.

                                        By:  ___________________________________
                                             Name:  Joan Dobrzynski
                                             Title:  President



                                        CompService Inc.

                                        By:  ___________________________________
                                             Name:  Joan Dobrzynski
                                             Title:  President



                                        CompTeam Inc.

                                        By:   /s/ Mark R. Walker
                                             -----------------------------------
                                             Name:  Mark R. Walker
                                             Title:  Vice President - Secretary


                                        CompUSA Holdings II Inc.

                                        By:   /s/ Mark R. Walker
                                             -----------------------------------
                                             Name:  Mark R. Walker
                                             Title:  Vice President - Secretary

     IN WITNESS WHEREOF, the Issuer, the Guarantors and the Trustee have caused their names to be signed hereto by their respective officers thereunder duly authorized to be hereunto duly affixed, all as of the day and the year first above written.


                                             CompUSA Inc.

                                             By:     __________________________
                                                     Name:
                                                     Title:




                                             CompFinance Inc.


                                             By:      /s/ Joan Dobreynski
                                                     --------------------------
                                                     Name: Joan Dobreynski
                                                     Title: President


                                             CompService Inc.


                                             By:      /s/ Joan Dobreynski
                                                     --------------------------
                                                     Name:
                                                     Title:

                                             CompTeam Inc.

                                             By:     __________________________
                                                     Name:
                                                     Title



                                             CompUSA Holdings II Inc.

                                             By:    __________________________
                                                    Name:
                                                    Title:
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                                        PCs Compleat, Inc.


                                        By:  /s/ Gordan B. Hoffstein
                                            ------------------------------------
                                            Name:  Gordan B. Hoffstein
                                            Title: Chief Executive Officer



                                        U.S. Trust Company of Texas, N.A.,
                                        as Trustee


                                        By: ____________________________________
                                            Name:
                                            Title:

                                             PCs Compleat, Inc.

                                             By: _______________________________
                                                 Name:
                                                 Title:




                                             U.S. Trust Company of Texas, N.A.,
                                             as Trustee


                                             By: John C. Stohlman
                                                 _______________________________
                                                 Name:  John C. Stohlman
                                                 Title:  Vice President